EXHIBIT A

STATEMENT FILED PURSUANT TO RULE 13D-1(K)(1)(III) OF
REGULATION 13D-G OF THE GENERAL RULES AND REGULATIONS
UNDER THE SECURITIES EXCHANGE ACT OF 1934

Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, the undersigned agree that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Dated: July 17, 2015

Bienville Argentina Opportunities Master Fund, LP
By: BAOF GP, LLC, its General Partner

By:	/s/ Donald Stoltz, III
Name: Donald Stoltz, III
Title: Chief Operating Officer

Bienville Capital Management, LLC, as Investment Manager of Bienville Argentina Opportunities Master Fund, LP

By:	/s/ William H. Stimpson, II
Name: William H. Stimpson, II
Title: Managing Member

BAOF GP, LLC, as General Partner of Bienville Argentina Opportunities Master Fund, LP

By:	/s/ Donald Stoltz, III
Name: Donald Stoltz, III
Title: Chief Operating Officer

Moonpie Management, LLC, as controlling shareholder of the Investment Manager and General Partner

By:	/s/ Ralph Fayden Reynolds
Name: Ralph Fayden Reynolds
Title: Managing Member

Ralph Fayden Reynolds, as controlling shareholder of Moonpie Management, LLC

By:	/s/ Ralph Fayden Reynolds

William H. Stimpson, II, as controlling shareholder of the Investment Manager and General Partner

By:	/s/ William H. Stimpson, II

M. Cullen Thompson, Jr., as controlling shareholder of the Investment Manager and General Partner

By:	/s/ M. Cullen Thompson, Jr.